Exhibit 99.1

NEWS RELEASE

FOR INFORMATION CONTACT:

Glimcher Realty Trust
180 East Broad Street
Columbus, Ohio  43215
www.glimcher.com

Mark E. Yale Executive V.P., CFO (614) 887-5610 myale@glimcher.com	Lisa S. Indest Senior V.P., Finance and Accounting (614) 887-5844 lindest@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, October 28, 2010

GLIMCHER REPORTS THIRD QUARTER 2010 RESULTS

•      Mall store sales improved 4%, to $354 per square foot at September 30, 2010

•       Total mall occupancy of 93.2% at September 30, 2010, up 30 basis point from a year ago

•       Positive growth in mall net operating income of 1% in the third quarter of 2010

COLUMBUS, OH – October 28, 2010 – Glimcher Realty Trust (NYSE: GRT) today announced financial results for the third quarter ended September 30, 2010.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release.  References to per share amounts are based on diluted common shares.

“We are excited about the significant steps accomplished toward our goal of enhancing the quality of our mall portfolio.  Both the pending acquisition of Pearlridge Center in Honolulu, Hawaii along with gaining full control of our signature Scottsdale Quarter® development will meaningfully improve our portfolio quality,” stated Michael P. Glimcher, Chairman of the Board and CEO.  “Additionally, our existing portfolio has posted another strong quarter of performance with positive net operating income growth, increased retail sales and higher occupancy levels,” added Mr. Glimcher.

Net loss to common shareholders during the third quarter of 2010 was $4.6 million, or $0.06 per share, as compared to a net loss of $2.4 million, or $0.06 per share, in the third quarter of 2009.  Funds From Operations (“FFO”) during the third quarter of 2010 was $13.0 million compared to $17.5 million in the third quarter of 2009.  On a per share basis, FFO during the third quarter of 2010 was $0.16 per share compared to $0.40 per share for the third quarter of 2009.

For the first nine months of 2010, net loss to common shareholders was $15.2 million, or $0.21 per share, compared to a net loss of $7.3 million, or $0.19 per share, for the first nine months of 2009.  FFO was $40.1 million, or $0.53 per share, in the first nine months of 2010, compared to $54.3 million, or $1.29 per share, in the first nine months of 2009.

Glimcher Realty Trust

Third Quarter Earnings Highlights

•
Total revenues were $64.8 million in the third quarter of 2010 compared to total revenues of $74.7 million in the third quarter of 2009. The $9.9 million decrease in total revenues primarily resulted from reduced revenue of $11.7 million from the sale of a 60% interest in Lloyd Center in Portland, Oregon (“Lloyd”) and WestShore Plaza in Tampa, Florida (“WestShore”) to The Blackstone Group® late in the first quarter of 2010.  This decrease was partially offset by revenue growth of $1.4 million from our comparable properties and from Scottsdale Quarter®, a development in Scottsdale, Arizona (“Scottsdale”), in 2010.

•
Net loss to common shareholders was $4.6 million in the third quarter of 2010 compared to a net loss of $2.4 million in the third quarter of 2009.  Unfavorable variances included increased preferred dividends of $1.8 million associated with the 3.5 million shares of preferred stock issued in April of 2010, the dilution of $0.8 million from the sale of a 60% interest in Lloyd and WestShore to The Blackstone Group®, an increase in the company’s share of losses on Scottsdale Quarter® of $1.4 million primarily driven by increased interest expense and depreciation.  These unfavorable variances were partially offset by improved operating income of $1.3 million for our wholly-owned properties, and a $0.5 million improvement from discontinued operations.

•
Net operating income (“NOI”) for comparable mall properties, including the pro-rata share of the malls held through joint ventures, increased approximately 1% for the three months ended September 30, 2010 from the three months ended September 30, 2009.

•
Average store rents for the Core Malls were $26.73 per square foot (“psf”) at September 30, 2010, a 0.6% decrease from $26.89 psf at September 30, 2009.  Core Malls include both wholly-owned and joint venture mall properties. Re-leasing spreads for the leases signed during the quarter ending September 30, 2010 were up 6% with base rents averaging $38.57 psf.  Re-leasing spreads represent the percentage change in base rent for leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•
Total occupancy, including anchor stores (stores in excess of 20,000 square feet), for Core Malls improved to 93.2% at September 30, 2010, compared to 92.9% at September 30, 2009.  Store occupancy, excluding anchor stores, in the Core Malls at September 30, 2010 decreased to 90.9% compared to 91.5% at September 30, 2009, but increased sequentially from June 30, 2010 by 40 basis points.

•
Average store sales in the Core Malls increased 4.1% to $354 psf for the twelve months ended September 30, 2010 compared to $340 psf for the twelve months ended September 30, 2009.  Average store sales represent retail sales for mall stores of 10,000 square feet or less that reported sales in the most recent twelve month period.

•
Comparable store sales for the Company’s Core Malls during the three months ended September 30, 2010, compared to the three months ended September 30, 2009, increased by 4.1% and increased 0.7% for the twelve months ending September 30, 2010 compared to the same period in 2009.  Comparable sales compare only those stores with sales in each respective period ended September 30, 2010 and September 30, 2009.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at September 30, 2010 (including the Company’s pro-rata share of joint venture debt) was 62.9% based on the common share closing price of $6.15, as compared to 80.6% at December 31, 2009 based on the common share closing price of $2.70.  Debt with fixed interest rates represented approximately 93% of the Company’s consolidated total outstanding borrowings at September 30, 2010, as compared to 82.1% as of December 31, 2009.

•
The Company issued 16,100,000 common shares in July 2010, raising net proceeds of approximately $96 million.  The proceeds were used to reduce the outstanding borrowings on the Company’s credit facility.

•	In October 2010, the Company exercised a one-year extension option on the credit facility, extending the maturity date to December 2011. A second one-year extension option remains available.

Glimcher Realty Trust

•
The Company gained full control of the Scottsdale project by purchasing the land for all three project phases and acquiring its joint venture partner’s 50% interest in the project improvements.  The total investment of $120 million was funded by three loans totaling $86.0 million with the balance from the Company’s credit facility.  The loans included a $70 million loan with a 4.9% interest rate secured by the Phase I and II ground, assumption of a $12.5 million loan with an adjustable interest rate with a floor of 5.5% secured by the Phase III ground and seller financing of $3.5 million at a 6% interest rate secured by a subordinate lien on the Phase III ground.  The Phase I and II land purchase occurred in September 2010.  The Phase III land and the joint venture partner purchase occurred in October 2010.

•
The Company, along with an affiliate of Blackstone Real Estate Advisors (“Blackstone”), is in contract to purchase Pearlridge Center (“Pearlridge”) in Honolulu, Hawaii for $245 million and plans to close on November 1, 2010.  Pearlridge will be acquired by a joint venture that is owned 80% by Blackstone and 20% by Glimcher.  The purchase price of $245 million will be funded with  proceeds from a new mortgage loan of approximately $175 million and equity contributions by the joint venture partners.  The $175 million loan has an interest rate of 4.6% per annum and a five year term.

2010 Outlook

The Company estimates diluted net loss per share to be in the range of $(0.21) to $(0.16) for the year ending December 31, 2010 and maintains previously issued diluted FFO per share guidance in the range of $0.72 to $0.77 for the year ending December 31, 2010.

A reconciliation of the range of estimated diluted net loss per share to estimated diluted FFO per share for 2010 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.21)	$(0.16)
Add: Real estate depreciation and amortization*	0.93	0.93
Estimated diluted FFO per share	$0.72	$0.77

* wholly owned properties and pro rata share of joint ventures

For the fourth quarter of 2010, the Company estimates diluted net (loss) income per share to be in the range of $(0.02) to $0.01 and FFO per share to be in the range of $0.19 to $0.22.  A reconciliation of the range of estimated diluted net income per share to estimated FFO per share for the fourth quarter of 2010 follows:

	Low End	High End
Estimated diluted net (loss) income per share	$(0.02)	$0.01
Add: Real estate depreciation and amortization*	0.21	0.21
Estimated FFO per share	$0.19	$0.22

* wholly owned properties and pro rata share of joint ventures

The Company continues to look to opportunistically raise additional capital as market conditions may warrant, consistent with the Company's long-term objectives, as well as make strategic acquisitions or dispositions of properties subject to market conditions and availability of capital.  Such potential activity is not factored into the guidance provided above.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company’s performance.

Glimcher Realty Trust

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for properties held for use and held for sale.  The Company may also discuss FFO as adjusted.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook sections of the press release.

NOI is used by industry analysts, investors and Company management to measure operating performance of the company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales.  We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Third Quarter Conference Call

Glimcher’s third quarter investor conference call is scheduled for 10 a.m. ET on Friday, October 29, 2010.  Those wishing to listen to this call may do so by calling 800.638.4930, Passcode 86554808.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com.  A replay will be available approximately one hour after the Earnings Call through midnight November 12, 2010 by dialing 888.286.8010, Passcode 70448952, or you can access the webcast replay on the Investor Relations page of the website.  Supplemental information about the second quarter operating results is available on the Company’s website or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of malls, which includes enclosed regional malls and open-air lifestyle centers, as well as community centers.  At September 30, 2010, GRT owned interests in and managed 26 Properties with total gross leasable area totaling approximately 20.0 million square feet, consisting of 22 Malls (17 wholly owned and 5 partially owned through joint ventures) and 4 Community Centers (three wholly owned and one partially owned through a joint venture).

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.  Glimcher® and Scottsdale Quarter® are registered trademarks of Glimcher Realty Trust.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in our debt instruments, inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls,  increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com

Glimcher Realty Trust
Add 6

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended September 30,
Statement of Operations	2010	2009

Total revenues	$64,811	$74,722
Total expenses	(47,066)	(51,892)
Operating income	17,745	22,830
Interest expense, net	(18,194)	(19,874)
Equity in loss of unconsolidated real estate entities, net	(70)	(759)
(Loss) income from continuing operations	(519)	2,197
Discontinued operations:
Loss on disposition of property	-	(288)
Loss from operations	-	(175)
Net (loss) income	(519)	1,734
Allocation to noncontrolling interests (1)	2,053	191
Less: Preferred share dividends	(6,137)	(4,360)
Net loss to common shareholders	$(4,603)	$(2,435)

Reconciliation of Net Loss to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(4,603)		$(2,435)
Allocation to noncontrolling interest (GPLP unit holders)	(179)		(191)
	(4,782)	$(0.06)	(2,626)	$(0.06)
Real estate depreciation and amortization	15,136	0.19	18,515	0.42
Equity in loss of unconsolidated real estate entities, net	70	0.00	759	0.02
Pro-rata share of unconsolidated entities funds from operations	2,533	0.03	526	0.01
Loss on disposal of property	-	0.00	288	0.01
Funds From Operations	$12,957	$0.16	$17,462	$0.40

Weighted average common shares outstanding - basic	79,967		41,038
Weighted average common shares outstanding - diluted (2)	82,953		44,024

Earnings per Share

Net loss to common shareholders before
discontinued operations per common share	$(0.06)		$(0.05)
Discontinued operations per common share	$-		$(0.01)
Loss per common share	$(0.06)		$(0.06)

Net loss to common shareholders before
discontinued operations per diluted common share	$(0.06)		$(0.05)
Discontinued operations per diluted common share	$-		$(0.01)
Loss per diluted common share	$(0.06)		$(0.06)
Funds from operations per diluted common share	$0.16		$0.40

(1) Noncontrolling interests are comprised of both the noncontrolling interest in Scottsdale Quarter® and the interest held by GPLP's unit holders in 2010.
Noncontrolling interest is comprised of only the interest held by GPLP's unit holders in 2009 as Scottsdale Quarter® was not consolidated until 2010.
(2) FFO per share in 2010 and 2009 has been calculated using 83,235 and 44,053 common shares, respectively, which includes common share equivalents.

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Nine Months ended September 30,
Statement of Operations	2010	2009

Total revenues (1)	$204,513	$228,846
Total expenses	(149,069)	(162,207)
Operating income	55,444	66,639
Interest expense, net (2)	(58,801)	(58,060)
Equity in loss of unconsolidated real estate entities, net	(438)	(1,842)
(Loss) income from continuing operations	(3,795)	6,737
Discontinued operations:
Impairment losses, net	-	(183)
Loss or adjustments related to dispositions of properties	(215)	(288)
Loss from operations	(89)	(1,085)
Net (loss) income	(4,099)	5,181
Allocation to noncontrolling interests (3)	5,038	579
Less: Preferred share dividends	(16,099)	(13,078)
Net loss to common shareholders	$(15,160)	$(7,318)

Reconciliation of Net Loss to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(15,160)		$(7,318)
Allocation to noncontrolling interest (GPLP unit holders)	(637)		(579)
	(15,797)	$(0.21)	(7,897)	$(0.19)
Real estate depreciation and amortization	49,914	0.66	59,301	1.42
Equity in loss of unconsolidated entities, net	438	0.00	1,842	0.04
Pro-rata share of unconsolidated entities funds from operations	5,845	0.08	2,270	0.05
Gain on disposition of real estate assets, net	(332)	(0.00)	(1,194)	(0.03)
Funds From Operations	$40,068	$0.53	$54,322	$1.29

Weighted average common shares outstanding - basic	72,599		38,986
Weighted average common shares outstanding - diluted (4)	75,585		41,972

Earnings per Share

Net loss to common shareholders before
discontinued operations per common share	$(0.20)		$(0.15)
Discontinued operations per common share	$(0.00)		$(0.04)
Loss per common share	$(0.21)		$(0.19)

Net loss to common shareholders before
discontinued operations per diluted common share	$(0.20)		$(0.15)
Discontinued operations per diluted common share	$(0.00)		$(0.04)
Loss per diluted common share	$(0.21)		$(0.19)
Funds from operations per diluted common share	$0.53		$1.29

(1) Includes a $547,000 and $1.482 million gain on sale of depreciable assets in the nine months ending September 30, 2010 and September 30, 2009, respectively.
(2) Includes charges of $1.1 million for the nine months ending September 30, 2010 associated with the extinguishment of two mortgage notes payable.
(3) Noncontrolling interests are comprised of both the noncontrolling interest in Scottsdale Quarter® and the interest held by GPLP's unit holders in 2010.
Noncontrolling interest is comprised of only the interest held by GPLP's unit holders in 2009 as Scottsdale Quarter® was not consolidated until 2010.
(4) FFO per share in 2010 and 2009 has been calculated using 75,838 and 41,989 common shares, respectively, which includes the common share equivalents.

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	Sept. 30,	December 31,
	2010	2009
Investment in real estate, net	$1,646,216	$1,669,761
Total assets	$1,741,615	$1,849,912
Mortgage notes and other notes payable	$1,336,883	$1,571,897
Debt / Market capitalization (1)	59.5%	79.6%
Debt / Market capitalization including pro-rata share of joint ventures	62.9%	80.6%

		Sept. 30,	Sept. 30,
		2010	2009
Occupancy:

	Core Malls (2):
	Mall Anchors	94.4%	93.7%
	Mall Stores	90.9%	91.5%
	Total Occupancy	93.2%	92.9%

	Malls excluding Joint Ventures (3):
	Mall Anchors	92.7%	92.0%
	Mall Stores	90.7%	91.5%
	Total Occupancy	92.0%	91.8%

Average Base Rents:

	Core Malls (2):
	Mall Anchors	$6.64	$6.36
	Mall Stores	$26.73	$26.89

	Malls excluding Joint Ventures (3):
	Mall Anchors	$5.92	$5.69
	Mall Stores	$27.02	$27.17

(1) Includes debt on wholly-owned properties only.
(2) Mall properties including joint venture malls.
(3) Excludes mall properties that are held in joint ventures as of September 30, 2010.